UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2006

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1145 North Road Street Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (252) 334-1511

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 24, 2006, Gateway Financial Holdings, Inc. (the "Corporation") reported financial results for the three and six months ended June 30, 2006

Item 8.01 Other Events

On July 25, 2006, the Corporation announced that its board of directors approved a third quarter cash dividend of $0.05 per share, an increase of $0.02 or 66.7 percent from the second quarter. The dividend is payable on August 18, 2006 to shareholders of record at the close of business on August 4, 2006.

The Corporation is the holding company for Gateway Bank & Trust Co., a full-service community bank with a total of twenty-two offices - eleven in Virginia: Virginia Beach (6), Chesapeake (2), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, and a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS.

Item 9.01(d): Exhibits

    Exhibit 99.1.       Press release regarding earnings
    Exhibit 99.2.       Press release regarding cash dividend

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
July 26, 2006 (Date)	/s/ D. BEN BERRY D. Ben Berry President, Chairman and Chief Executive Officer

Exhibit Index

    Exhibit 99.1.       Press release regarding earnings
    Exhibit 99.2.       Press release regarding cash dividend